As filed with the Securities and Exchange Commission on October 30, 2017

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa John’s Boulevard

Louisville, Kentucky  40299

(502) 261-7272

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Papa John’s International, Inc.

Nonqualified Deferred Compensation Plan

(Full title of the Plan)

Lance F. Tucker

Senior Vice President, Chief Financial Officer, and Chief Administrative Officer

Papa John’s International, Inc.

2002 Papa John’s Boulevard

Louisville, Kentucky  40299

(502) 261-7272

(Name, address and telephone number of agent for service)

Copies to:

Alan L. Dye, Esq.

John B. Beckman, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐
(Do not check if a smaller reporting	Smaller reporting company ☐
company)
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Deferred Compensation Obligations	$20,000,000	100%	$20,000,000	$2,490.00

(1)         The Deferred Compensation Obligations are unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).  Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of an additional $20,000,000 of Deferred Compensation Obligations under the Plan.  Twenty-seven Million Dollars ($27,000,000) of Deferred Compensation Obligations under the Plan have been previously registered pursuant to Registration Statements No. 333-149468 and 333-168562.

(2)         Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purposes of determining the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register $20,000,000 of additional deferred compensation obligations under the Papa John’s International, Inc. (the “Company”) Nonqualified Deferred Compensation Plan (the “Plan”). The deferred compensation obligations (the “Obligations”) registered hereunder are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan.

Seven million dollars  ($7,000,000)  in Obligations were previously registered on a Registration Statement on Form S-8 (Registration No. 333-149468, filed on February  29, 2008) (the “Initial Form S-8”) and an additional twenty million dollars ($20,000,000) in Obligations were previously registered on a Registration Statement on Form S-8 (Registration No. 333-168562, filed on August 5, 2010) (the “Second Form S-8”).

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Initial Form S-8 and the Second Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the contents of the Initial Form S-8 and Second Form S-8 are hereby incorporated into this Registration Statement by reference.

Item 8.   Exhibits.

Exhibit No.	Description

4.1

Papa John’s International, Inc. Nonqualified Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 27, 2009).

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the obligations.*

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accountants.*

24.1	Power of Attorney (included in the signature page to this Registration Statement).

*   Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on October 27, 2017.

Papa John’s International, Inc.
(Registrant)

By:	/s/ Lance F. Tucker
Lance F. Tucker
Senior Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lance F. Tucker and Clara M. Passafiume his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of October 27, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ John H. Schnatter	Founder, Chairman of the Board and Director
John H. Schnatter	(Principal Executive Officer)

/s/ Christopher L. Coleman	Director
Christopher L. Coleman

/s/ Olivia F. Kirtley	Director
Olivia F. Kirtley

/s/ Laurette T. Koellner	Director
Laurette T. Koellner

/s/ Sonya E. Medina	Director
Sonya E. Medina

/s/ Mark S. Shapiro	Director
Mark S. Shapiro

/s/ W. Kent Taylor	Director
W. Kent Taylor

/s/ Lance F. Tucker	Senior Vice President, Chief Financial Officer, and Chief Administrative Officer
Lance F. Tucker	(Principal Accounting Officer)

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